UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010
___________

CITIZENS BANCORP OF VIRGINIA, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

       Citizens Bancorp of Virginia, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 27, 2010 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected eleven directors to serve for one-year terms and ratified the Company’s appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2010.  The voting results for each proposal are as follows:

1.	To elect eleven directors to serve for terms of one year each expiring at the 2011 annual meeting of shareholders:
	For	Withheld	Broker Non-Vote

Frank P. Beale	1,537,305	86,515	222,944
Joseph D. Borgerding	1,614,625	9,195	222,944
William D. Coleburn	1,561,875	61,945	222,944
Roy C. Jenkins, Jr.	1,612,470	11,350	222,944
Joseph F. Morrissette	1,600,425	23,395	222,944
E. Walter Newman, Jr.	1,578,600	45,220	222,944
Charles F. Parker, Jr.	1,524,215	99,605	222,944
Timothy R. Tharpe	1,520,282	103,538	222,944
Jo Anne Scott Webb	1,592,900	30,920	222,944
Samuel H. West	1,572,350	51,470	222,944
Jerome A. Wilson III	1,613,145	10,675	222,944

2.   To ratify the Board of Directors’ selection of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the books and accounts of the Company for fiscal year 2010.

For	Against	Abstain
1,809,279	13,445	24,040

Item 8.01      Other Events.

       On May 28, 2010, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

          Exhibit No.                      Description

99.1	Press Release dated May 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.
(Registrant)
Date: May 28, 2010	By:
Ronald E. Baron
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1	Press Release dated May 28, 2010.